Exhibit 99.2

PRESS RELEASE
For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

Charlotte Rasche
Senior EVP and General Counsel
281.269.7199
charlotte.rasche@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

TO MERGE WITH

FVNB CORP., VICTORIA, TEXAS

HOUSTON, July 1, 2013. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank®, (collectively referred to as “Prosperity”) announced today the signing of a definitive merger agreement with FVNB Corp. and its wholly owned subsidiary First Victoria National Bank (collectively referred to as “FVNB”) headquartered in Victoria, Texas, whereby First Victoria National Bank will be merged with and into Prosperity Bank. Prosperity has completed six (6) merger transactions in the last eighteen (18) months.

First Victoria National Bank operates thirty-four (34) banking offices (including one (1) loan production office); four (4) in Victoria, Texas; seven (7) in the South Texas area including Corpus Christi; six (6) in the Bryan/College Station area; five (5) in the Central Texas area including New Braunfels; and twelve (12) in the Houston area including The Woodlands and Huntsville. As of March 31, 2013, FVNB, on a consolidated basis, reported total assets of $2.410 billion, total loans of $1.608 billion and total deposits of $2.147 billion.

Under the terms of the definitive agreement, Prosperity will issue approximately 5,570,818 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, subject to certain conditions and potential adjustments.

M. Russell Marshall, CEO of FVNB, with his extensive experience in trust and wealth management, will serve the combined entity as Chairman – Wealth Management/Private Banking and will be responsible for the wealth management operations for all of Prosperity Bank. Kenneth Vickers, Chief Lending Officer of FVNB, will join Prosperity as Senior EVP and will serve on Prosperity Bank’s Executive Loan Committee and John Zacek, EVP of the Victoria Region for FVNB, will become President – South Texas Area for Prosperity Bank and will have management responsibilities for the Bank’s South Texas Area. Other area and regional officers of FVNB that will join Prosperity Bank upon consummation of the merger include Tim Jones as President – Bryan/College Station Area, Kevin Kaplan as Regional President – Corpus Christi, Travis Freeman as Regional President – The Woodlands/Magnolia, Barry Williams as Regional President – New Braunfels, and Royce Moran as Regional President – Victoria.

“I could not be more excited about joining forces with all of the professionals of First Victoria National Bank,” commented David Zalman, Chairman and CEO of Prosperity. “We have always had a great deal of respect for the bank and for the people that have contributed to its success. Both of our banks do business in many of the same communities and we have knowledge of the specific needs of those communities in terms of financial products as well as community support. We believe this combination will further strengthen our already strong management and operations teams in South Texas and increase our ability to effectively compete and serve our customers. We look forward to joining with the new team members that we believe will help Prosperity grow to the next level.”

“The merger of two great Texas banks, First Victoria National Bank, the oldest independent bank in Texas, and Prosperity Bank, one of the largest and most successful banking franchises in Texas, is excellent news for both our customers and shareholders,” said Russell Marshall, President and Chief Executive Officer of FVNB. “Our customers can continue to expect the same level of service and support that they are accustomed to with First Victoria, with the added advantage of the much larger Prosperity network. Prosperity has an in-depth understanding of our markets and with the enhanced products our combined institutions can offer, I believe our customers will be pleased with this change. FVNB is excited to be joining such a great organization.”

The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the fourth quarter of 2013, although delays may occur. The transaction is subject to certain conditions, including the approval by FVNB’s shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the fourth quarter of 2013.

FVNB was advised in this transaction by Keefe, Bruyette & Woods as financial advisor and Hunton & Williams LLP as legal counsel. Bracewell & Giuliani LLP was legal counsel to Prosperity.

In addition to the information contained within this announcement, an Investor Presentation has been posted on Prosperity’s website (www.prosperitybankusa.com) containing additional information regarding this merger.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.® is a Houston, Texas based regional financial holding company, formed in 1983 with $16.1 billion in assets (including the Coppermark Bancshares acquisition completed on April 1, 2013). Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management and Mobile Banking. Prosperity currently operates two hundred nineteen (219) full service banking locations; fifty-eight (58) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-five (35) in the Dallas/Fort Worth area; twenty-two (22) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; thirty-four (34) in the West Texas area including Lubbock, Midland/Odessa and Abilene; ten (10) in the Bryan/College Station area; and six (6) in the Central Oklahoma area.

In connection with the proposed merger of FVNB Corp. into Prosperity Bancshares, Prosperity Bancshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of FVNB Corp. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of FVNB Corp. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, FVNB CORP. AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybankusa.com.

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